Exhibit 10.66

Addendum to Non-qualified Stock Option Agreement Dated March 1, 2002

Pursuant to Section 13 of the agreement between UAL Corporation (the "Company") and Frederic F. Brace (the "Employee) dated March 1, 2002 regarding the grant of a nonqualified stock option under the 2000 Incentive Stock Plan of UAL Corporation (the "Agreement"), effective as of the date of grant, the number of shares granted under the Agreement is reduced from One Hundred Twenty-Five Thousand (125,000) shares to Forty-Nine Thousand Six Hundred (49,600) shares.

UAL CORPORATION

By /s/ Glenn F. Tilton
Chairman, President and
Chief Executive Officer

ACCEPTED:

/s/ Frederic F. Brace
Frederic F. Brace